Exhibit 99.1

Press Release

Alliance One International, Inc. Announces Private Offering of $150 Million of Senior Notes

MORRISVILLE, N.C., Feb. 28 /PRNewswire-FirstCall/ — Alliance One International, Inc. (NYSE: AOI), a leading independent leaf tobacco merchant, today announced that it proposes to make a private offering of $150.0 million in aggregate principal amount of unsecured senior notes due 2012. Alliance One intends to use the proceeds of the proposed offering to repay outstanding borrowings under its existing senior secured term loans. The offering of the notes is subject to certain customary closing conditions.

The senior notes proposed to be offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities. No assurance can be given that the proposed offering can be completed on acceptable terms.

This press release contains forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under the heading of Risk Factors listed from time to time in the Company’s filings with the Securities and Exchange Commission.

SOURCE Alliance One International, Inc.

CONTACT:

Joel Thomas of Alliance One International, Inc.,

+1-919-379-4300

Web site: http://www.aointl.com

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